certification [Exhibit 99.906CERT]

John L. Sabre, Principal Executive Officer/President, and Christopher Moran, Principal Financial Officer/Treasurer of Princeton Everest Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Princeton Everest Fund	Princeton Everest Fund

/s/ John L. Sabre	/s/ Christopher Moran
John L. Sabre	Christopher Moran
Date:	06/09/25	Date:	06/09/25

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.